EXHIBIT 10.51

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of June 3, 2011, by and between the entities listed on Annex A attached hereto (each a “Seller” and collectively, “Sellers”), and IIT ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Sellers and Buyer have previously entered into that certain Purchase and Sale Agreement dated as of May 4, 2011 (the “Contract”) relating to the purchase of the Properties, as defined in the Contract (all terms not defined herein shall have the meaning set forth in the Contract).

B. The parties wish to outline various specific instruments that will be included either as Closing Documents or otherwise as provided herein, and to otherwise amend the Contract as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Purchase Price Amendment. The Purchase Price for the Properties, as set forth in Section 2.2 of the Contract is hereby reduced by $200,000 from $101,930,000 to $101,730,000. The $200,000 reduction in the Purchase Price shall be allocated $16,000 to the Argonne Water Property and $184,000 to the Bridgepoint Property.

2. Land Loan Documents. The parties agree that the forms to be used to evidence and secure each of the Land Loans are attached to this Amendment as exhibits to this Amendment as follows:

(a) Promissory Note, attached as Exhibit A;

(b) Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, attached as Exhibit B;

(c) Guaranty, attached as Exhibit C; and

(d) Environmental Indemnity Agreement, attached as Exhibit D.

The parties further agree that Steven N. Poulos will not be required to be a guarantor under the Land Loans, either in the above Guaranty or in the above Environmental Indemnity Agreement (but will remain a guarantor under the documents set forth in Section 3 below). The inclusion of the above documents in this Amendment will not be interpreted to mean that other documents (such as, but not limited to, UCC Financing Statements, attorney opinion letters and other documents) will not be required in connection with the Land Loans, it being understood that the final documentation will be consistent with commercial loan documentation in Illinois, as outlined in the Contract.

3. Non-Solicitation/ROFO Agreements. The parties agree that the forms to be used for the Non-Solicitation/ROFO Agreement are attached as exhibits to this Amendment as follows:

(a) Right of First Offer Agreement, attached as Exhibit E; and

(b) Non-Solicitation Agreement, attached as Exhibit F.

4. Post-Closing Guaranties. The parties agree that the forms to be used for the Bridge Point Post-Closing Guaranty and the Non-Bridge Point Post-Closing Guaranty are as follows:

(a) Bridge Point Post-Closing Guaranty, attached as Exhibit G; and

(b) Non-Bridge Point Post-Closing Guaranty, attached as Exhibit H.

The parties also agree that, notwithstanding the provisions of Section 15.4(b) of the Contract, the net worth requirement for the guarantors of such post-closing obligations will be divided as follows: (i) the collective minimum net worth of the guarantors under the Bridge Point Post-Closing Guaranty will at all times be equal to at least $5,000,000, and (ii) the collective minimum net worth of the guarantors under the Non-Bridge Point Post-Closing Guaranty will at all times be equal to at least $95,000,000.

5. Components Waiver. Buyer acknowledges that it has received the Components Waiver as required by Section 9.1(n) of the Contract. However, it shall remain a condition of Buyer’s obligation under said Section 9.1 of the Contract that CEI shall not have repudiated the Components Waiver prior to Closing.

6. Assignment Documents. Sellers acknowledge that in connection with Buyer’s review of the Title Documents, Buyer has required that Sellers deliver certain assignments of various development agreements, covenants, water or sewer agreements and other agreements. The parties agree that Section 9.1 of the Contract shall be amended to add the following as Section 9.1(o) to the Contract:

(o) Seller shall have delivered to Buyer, at or before the Closing, all of the following documents (the “Assignment Documents”), executed by the applicable Seller and Buyer in the forms attached, and including approvals by the consenting parties of the form of consents attached to such documents (it being understood, however, that if a particular document referenced in an Assignment Document does not, by its terms, require a consent for assignment, such document will nonetheless be assigned by the applicable Assignment Document, but may be excluded from the third party consent to such Assignment Document):

(i) Assignment of Declarant’s Rights (Bridgepoint Woodridge Business Park), attached as Exhibit I;

(ii) Assignment and Assumption of Recapture Agreement (Bridge Point), attached as Exhibit J;

(iii) Assignment and Assumption of Improvement and Other Agreements (Bridge Point), attached as Exhibit K;

(iv) Assignment and Assumption of Improvement and Other Agreements (Park 355), attached as Exhibit L;

(v) Assignment and Assumption of Improvement and Other Agreements (Maple Point), attached as Exhibit M;

(vi) Assignment of Declarant’s Rights (Maple Point Business Park), attached as Exhibit N;

(vii) Assignment of Declarant’s Rights (Park 355 Business Park), attached as Exhibit O.

7. Bulk Sales. Buyer acknowledges that it has received the certificates from the DOR required to be delivered under the provisions of Section 11.2(l) of the Contract. However, in the event that any of such certificates expire prior to the applicable Closing Date for a particular Property, the Sellers of that Property hereby agree to (a) promptly provide a replacement certificate, and (b) execute, at the Closing for such Property, a Bulk Sales Indemnity Agreement in the form attached hereto as Exhibit P.

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8. Failure of Condition Modification. Paragraph 9.3 of the Contract is hereby deleted in its entirety and is replaced by the following:

9.3 Failure of Conditions. If any condition specified in Section 9.1(d), (f), (i), (m), (n) or (o) is not satisfied on or before the applicable Closing Date, either Buyer or the applicable Seller shall have the right extend such Closing Date by written notice to the other party(ies) for a sufficient time (but in no event past June 24, 2011) within which to cure or satisfy such condition and if a party elects to extend such Closing Date, such Seller shall immediately commence prosecution of such cure or satisfaction. If any condition specified in any other provision of Section 9.1 is not cured or satisfied on or before the applicable Closing Date, or any condition specified in Section 9.1(d), (f), (i), (m), (n) or (o) is not satisfied by June 24, 2011 or shorter period set forth above (if such Closing Date was extended as aforesaid) or if no party exercises such extension right, Buyer may, at its option, and in its sole and absolute discretion, (a) waive any such condition which can legally be waived either at the time originally established for such Closing or as extended above and proceed to such Closing without adjustment or abatement of the Purchase Price, (b) terminate this Agreement as to the Bridgepoint Property only if such condition relates to the Bridgepoint Property or all of the remaining Properties only if such condition does not relate to the Bridgepoint Property by written notice to the applicable Seller or (c) if such condition is the condition set forth in either Section 9.1(i) or 9.1(o) or such condition has a Material Adverse/Economic Effect, either (1) terminate this Agreement as to such Seller and such Seller’s Property (provided this Agreement shall remain in effect with respect to all other Properties) or (2) proceed to such Closing and receive a credit at such Closing in an amount equal to the Remedial Cost with respect to such matter, not to exceed $100,000. If Buyer elects to terminate this Agreement in whole or in part as aforesaid, Buyer shall do so by delivering a Termination Notice to the applicable Seller(s) within three (3) Business Days after the applicable Closing Date. In addition, if Buyer elects to terminate this Agreement as to either the Aurora Property or Park 355 Property, the applicable Sellers shall have the right to terminate this Agreement as to all of the Non-Bridgepoint Properties by written notice delivered to Buyer within five (5) days after receipt of the Termination Notice; provided, however, if such Seller(s) exercises such termination right, Buyer shall have the right to rescind the Termination Notice by giving written notice to the applicable Seller within 2 Business Days after Buyer’s receipt of such notice from such Seller(s). In the case of a full or partial termination of this Agreement, Escrow Agent shall refund to Buyer the applicable Property Deposit, less the Independent Contract Consideration applicable to such Property (which Escrow Agent shall deliver to such Seller), and Buyer and Seller shall each pay one half of the cancellation charges as to such Property (unless a Seller is in breach or default hereunder in which case such Seller shall pay the cancellation charges as to such Property) if any, of Escrow Agent and Title Company, and this Agreement shall be of no further force or effect as to such Seller and its Property and neither party shall have any further rights or obligations hereunder as to one another (other than pursuant to any provision hereof which expressly survives the termination of this Agreement), but this Agreement will remain in full force and effect as to all other Properties. In addition to (and notwithstanding) the foregoing, if the failure of the condition is due to a breach by such Seller hereunder, Buyer may terminate this Agreement to the extent set forth above and recover its costs and expenses under Section 13.1(i).

9. Outside Closing Date Modification. Paragraph 9.1(j) of the Contract is hereby deleted in its entirety and is replaced by the following:

(j) Outside Closing Date. The Closings for the Properties that are being conveyed subject to Loan Obligations shall occur on or before the date 150 days after the expiration of the Inspection Period, provided that the foregoing shall not be a condition to Buyer’s obligation to close on the remaining Properties;

10. Waiver of Termination Right. Buyer hereby waives the right to terminate the Contract pursuant to Section 4.3 of the Contract and this Amendment shall constitute the written waiver of such right contemplated by Section 4.3 of the Contract.

11. Ratification. All other provisions of the Contract shall remain unchanged. As amended above, the Contract is hereby ratified and confirmed in its entirety. From and after the date hereof, references in the Contract to “this Agreement” shall be deemed to be references to the Contract, as amended by this Amendment.

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12. Counterparts and Facsimile. This Amendment may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by facsimile, PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile, PDF or email, the parties will deliver originals as promptly as possible after execution.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

SELLERS:

ARGONNE BRIDGE, LLC

ARGONNE BRIDGE LAND, LLC (solely for the

purposes of agreeing to the provisions of Article XVI)

ARGONNE WATER, LLC

PARK 355, LLC

CROSSROADS BOLINGBROOK, LLC

DIEHL ROAD AURORA, LLC

CHURCH BILTER, LLC,

each, an Illinois limited liability company

By:	/s/ John E. Shaffer
Name:	John E. Shaffer
Title:	Authorized member of the Board of Managers of each

RES CROSSROADS BOLINGBROOK, LLC, a Delaware limited liability company

By:	/s/ John E. Shaffer
Name:	John E. Shaffer
Title:	Manager

JES ARGONNE BRIDGE, LLC,

an Illinois limited liability company

JES CHURCH BILTER, LLC,

an Illinois limited liability company

JES DIEHL ROAD AURORA, LLC,

A Delaware limited liability company

JES PARK 355, LLC,

an Illinois limited liability company

By:	/s/ John E. Shaffer
Name:	John E. Shaffer
Title:	Sole member of each

Signature Page (1 of 3)

BRIDGE POINT WOODRIDGE, LLC, an Illinois limited liability company

By:	BLI-Bridge Investments, LLC, an Arizona limited liability company
Its:	Member

	By:	Buckeye Land Investors, LLC, a Delaware limited liability company
	Its:	Member

	By:	Globe Corporation, an Illinois corporation
	Its:	Managing member

	By:	/s/ James R. Rumbaugh
	Name:	James R. Rumbaugh
	Title:	Vice President

By:	Bridge Lemont, LLC, an Illinois limited liability company
Its:	Member

By:	/s/ Ronald Frain
Name:	Ronald Frain
Title:	Member

By:	/s/ Steven Poulos
Name:	Steven Poulos
Title:	Member

RES PARK 355, LLC, an Illinois limited liability company RES DIEHL ROAD AURORA, LLC, a Delaware limited liability company

By:	/s/ Robert Smietana
Name:	Robert Smietana
Title:	Sole member of each

RES CHURCH BILTER, LLC, an Illinois limited liability company

By:	/s/ Robert Smietana
Name:	Robert Smietana, Trustee under the Restatement of the Robert E. Smietana Trust dated October 1, 1993
Title:	Sole member

Signature Page (2 of 3)

MSP PARK 355, LLC, an Illinois limited liability company MSP DIEHL ROAD AURORA, LLC, A Delaware limited liability company MSP CHURCH BILTER, LLC, an Illinois limited liability company

By:	/s/ Melissa Pielet
Name:	Melissa Pielet, Trustee of the Melissa S. Pielet Revocable Trust
Title:	Sole member of each

SFP PARK 355, LLC, an Illinois limited liability company

By:	/s/ Steven Poulos
Name:	Steven Poulos
Title:	Manager

BUYER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, Its Sole Member

	By:	Industrial Income Operating Partnership LP, Its Sole Member

		By:	Industrial Income Trust Inc., Its General Partner

			By:	/s/ Andrea Karp
Name: Andrea Karp
Title: SVP

Signature Page (3 of 3)

ANNEX A

Bridgepoint Property	Bridge Point Woodridge, LLC

Argonne Bridge Property	JES Argonne Bridge, LLC
Argonne Bridge, LLC

Argonne Water Property	Argonne Water, LLC

Park 355 Property	Park 355, LLC
JES Park 355, LLC
RES Park 355, LLC
MSP Park 355, LLC
SFP Park 355, LLC

Crossroads Property	Crossroads Bolingbrook, LLC
RES Crossroads Bolingbrook, LLC

Diehl Property	JES Diehl Road Aurora, LLC
RES Diehl Road Aurora, LLC
MSP Diehl Road Aurora, LLC
Diehl Road Aurora, LLC

Aurora Property	JES Church Bilter, LLC
RES Church Bilter, LLC
MSP Church Bilter, LLC
Church Bilter, LLC